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                                                                   Exhibit 23.4

                                     CONSENT

            I, Barclay G. Jones, hereby consent to serve as a director of Carey Diversified LLC.



                                          /s/ Barclay G. Jones
                                          --------------------------------------
                                          Barclay G. Jones